Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.  THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONTANGO ORE, INC.

(A Delaware corporation)

8% 2022 UNSECURED CONVERTIBLE DEBENTURES

Certificate No. [●] Issuance Date:  April [●], 2022

CONTANGO ORE, INC., a Delaware corporation (the “Corporation”), for value received hereby acknowledges itself indebted and promises to pay to Queen’s Road Capital Investment Ltd., Cheung Kong Centre, Suite 2006, 2 Queen’s Road Central, Hong Kong, Hong Kong, the registered holder hereof on the Maturity Date, or on such earlier date as the principal amount hereof may become due, the principal sum of $20,000,000 in lawful money of the United States of America on presentation and surrender of this Debenture at the principal office of the Corporation in Houston, Texas, in accordance with the terms of this Debenture.

ARTICLE 1
DEFINITIONS

1.1	Definitions

In this Debenture (including the Schedules hereto), unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the meanings set forth below:

(a)
“Affiliate” means, when used with respect to another Person, (i) a Person that is an “affiliate” of such other Person within the meaning ascribed to that term under Rule 405 of the US Securities Act; or (ii) a Person controlled by such other Person, and for the purpose of this paragraph (ii), the term “control” has meaning ascribed to that term under Rule 405 of the US Securities Act, provided that, if a Person holds more than 10% of the voting rights attached to all outstanding voting securities of another Person, then the Person is deemed, in the absence of evidence to the contrary, to control such other Person, provided that for the purposes of this paragraph (ii), such control or ownership shall be demonstrated to the satisfaction of the Corporation, acting reasonably;

(b)
“Applicable Securities Laws” any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the United States and the jurisdictions in which the Securities will be offered, sold and issued;

(c)
“Board Resolution” means a copy of a resolution certified by any officer of the Corporation to have been duly adopted by the board of directors of the Corporation and to be in full force and effect on the date of such certification;

(d)	“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in the State of Texas are authorized or required by law to be closed;

(e)
“Change of Control” (i) the acquisition by any transaction, directly or indirectly, by a Person or group of Persons acting jointly or in concert of voting control or direction over 50% or more of the outstanding Common Shares, (ii) the consolidation or merger of the Corporation with or into another entity as a result of which the holders of the Common Shares immediately prior to such transaction, directly or indirectly, hold less than 50% of voting control or direction over the entity carrying on the business of the Corporation following such transaction, or (iii) the sale, assignment, transfer or other disposition of all or substantially all of the property or assets of the Corporation to another entity in which the holders of the Common Shares immediately prior to such transaction, directly or indirectly, hold less than 50% of voting control or direction following such transaction;

(f)	“Conversion Price” means $30.50, subject to adjustment in accordance with the provisions of Article 5;

(g)	“Corporation” has the meaning set forth in the preamble and includes any successor to or of the Corporation which shall have complied with the provisions of Article 9;

(h)	“Corporation’s Auditors” or “Auditors of the Corporation” means the Corporation’s independent firm of public accountants duly appointed as auditors of the Corporation's financial statements;

(i)	“Counsel” means a lawyer or firm of lawyers retained or engaged by the Corporation;

(j)
“Current Market Price” means the volume-weighted average trading price per Share on the NYSE-A or other primary stock exchange or market on which the Shares are traded, for the twenty (20) consecutive trading days ending one (1) trading days preceding the date of the applicable event. The volume-weighted average trading price shall be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, on each of the said twenty (20) consecutive trading days by the total number of Shares so sold;

(k)	“Date of Conversion” has the meaning ascribed thereto in Section 5.3(b);

(l)
“Debenture” means this 8% 2022 Unsecured Convertible Debenture in the principal amount of $20,000,000 issued April [●], 2022, and “Debentures” means all of the outstanding 8% 2022 Unsecured Convertible Debentures which have resulted from any transfers in part of this Debenture or division of this Debenture into more than one Debenture;

(m)
“Debentureholder” or “holder” means, at any time, the person at that time entered in the register of Debentures as registered holders of this Debenture, and “Debentureholders” means such persons that at that time are entered in the register of Debentures if there have been transfers of this Debenture which have resulted in more than one person holding Debentures;

(n)	“directors” means the directors of the Corporation for the time being;

(o)	“Event of Default” has the meaning ascribed thereto in Section 7.1;

(p)	“GAAP” means generally accepted accounting principles in the United States;

(q)
“hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Debenture and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto, as the same may be amended, amended and restated or supplemented from time to time;

(r)
“Indebtedness” means any and all indebtedness of the Corporation (whether outstanding on the date of this Debenture or thereafter incurred) and including, for greater certainty and without limitation, any and all mortgages, debentures, charges or other encumbrances or financings in respect of the personal or real property of the Corporation;

(s)	“Interest Obligation” means the obligation of the Corporation to pay interest on this Debenture, as and when the same becomes due;

(t)	“Interest Payment Date” means a date specified herein as the date on which an installment of interest on this Debenture is due and payable;

(u)	“Investor Rights Agreement” means the investor rights agreement between the Corporation and Queen’s Road Capital Investment Ltd. dated April [●], 2022;

(v)	“Issuance Date” means the date indicated on the face page of this Debenture;

(w)	“Material Property” means the Corporation’s Manh Choh Property, as more particularly described in its public disclosure record;

(x)	“Maturity Date” has the meaning ascribed thereto in Section 2.1(b);

(y)	“Maturity Notice” means a notice in the form attached as Schedule “D”;

(z)	“Maximum Conversion Shares” has the meaning ascribed thereto in Section 2.1(f);

(aa)	“NYSE-A” means the NYSE American LLC or its successor or successors;

(bb)
“Officer’s Certificate” means a certificate of the Corporation signed by any one authorized officer of the Corporation, on behalf of the Corporation, in his or her capacity as an officer of the Corporation and not in his or her personal capacity;

(cc)
“Ordinary Resolution” means a resolution passed by the favorable votes of the holders of not less than a majority in principal amount of the Debentures, present or represented by proxy at a meeting duly called for the purpose of voting on such resolution, or evidenced pursuant to an instrument in writing signed in one or more counterparts by the holders of the requisite amount of such Debentures;

(dd)
“Person” or “person”  includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

(ee)
“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of any real property, tangible personal property or fixture, whether or not secured, any extensions, renewals or refunds of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof;

(ff)	“Redemption Date” has the meaning ascribed thereto in Section 4.3;

(gg)	“Redemption Notice” has the meaning ascribed thereto in Section 4.3 and in the form set out in Schedule “C”;

(hh)	“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture;

(ii)	“Secured Financing Package” means any secured debt financing completed by the Corporation after the date hereof;

(jj)	“Shareholder Rights Plan” means any shareholder rights plan adopted or implemented by the Corporation, as the same may be amended, amended and restated or supplemented from time to time;

(kk)	“Shares” means shares of the Corporation’s common stock, par value $0.01 per share;

(ll)
“Subsidiary” means, with respect to any person, each entity as to which such person (either alone or through or together with any other Subsidiary) (i) owns beneficially or of record or has the power to vote or control, 50% or more of the voting securities of such entity or of any class of equity interests of such entity the holders of which are ordinarily entitled to vote for the election of the members of the board of directors or other persons performing similar functions, (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member or owns a majority of the equity interests or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof;

(mm)	“Taxes” means any tax, duty, levy, impost, assessment or other government charge imposed or levied by or on behalf of a Taxing Jurisdiction;

(nn)	“Time of Expiry” has the meaning ascribed thereto in Section 2.1(e);

(oo)	“trading day” means, with respect to the NYSE-A or any other market for securities, any day on which such exchange or market is open for trading or quotation;

(pp)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(qq)	“US Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; and

(rr)	“Written Direction of the Corporation” means an instrument in writing signed by any one officer of the Corporation.

1.2	Meaning of “Outstanding”

This Debenture shall be deemed to be outstanding until cancelled, converted or redeemed or delivered to the Corporation for cancellation, conversion or redemption or monies for the payment thereof shall have been set aside in accordance with this Debenture, provided that if this Debenture is partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof.

1.3	Interpretation

In this Debenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Debenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Debenture;

(d)
words and terms denoting inclusiveness (such as “include”, “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e)	references to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f)	unless otherwise indicated, references to a statute shall be deemed to be references to such statute as amended, re-enacted or replaced from time to time; and

(g)
unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

1.4	Headings, Etc.

The division of this Debenture into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.5	Time of Essence

Time shall be of the essence of in these Debentures.

1.6	Day not a Business Day

If any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.7	Applicable Law

This Debenture shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of New York without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

Each of the parties irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Courts of the State of New York over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts, and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.8	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed. All payments to be made under this Debenture shall be made in United States dollars.

1.9	Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be invalid only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

1.10	Successors and Assigns
All covenants and agreements in this Debenture by the Corporation shall bind its successors and assigns, whether so expressed or not.

1.11	Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Debenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Debenture shall be made in accordance with GAAP.

1.12	Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price. The Corporation shall make such calculations in good faith exercising reasonable care, diligence and skill and, absent manifest error, the Corporation’s calculations shall be final and binding on the Debentureholder. Such calculations shall be made available to Debentureholder upon request.

1.13	Schedules

The following Schedules are incorporated into and form part of this Debenture:

Schedule “A”                                  Form of Transfer Direction
Schedule “B”                                  Form of Conversion Notice
Schedule “C”                                  Form of Redemption Notice
Schedule “D”                                  Form of Maturity Notice
Schedule “E”                                  Form of Notice of Put Exercise

In the event of any inconsistency between the provisions of this Debenture and the provisions of the Schedules which form a part hereof, the provisions of this Debenture shall prevail to the extent of the inconsistency.

ARTICLE 2
DEBENTURE TERMS

2.1	Terms of Debenture

This Debenture is subject to the following terms and conditions:

(a)
The Debentures shall be dated as of the date on which the Debentures are issued by the Corporation pursuant to this Indenture (the “Issuance Date”) and shall bear interest from and including the date of issuance at the rate of 8.0% per annum, payable in quarterly installments in arrears on August 31, November 30, February 28 and May 31 in each year, the first such interest payment to fall due on August 31, 2022, and the last such interest payment to fall due on April ___, 2026, payable after as well as before maturity and after as well as before default, demand and judgment, with interest on amounts in default at the same rate, compounded semi-annually and calculated based on a 360-day year consisting of twelve 30-day months.

(b)	Maturity. This Debenture shall mature on April [●], 2026 (the “Maturity Date”).

(c)
Payment of Interest. Subject to receipt of applicable regulatory approval (including the approval of such stock exchange(s) on which the Shares are listed, if applicable) and compliance with the Shareholder Rights Plan, if any, the Corporation shall satisfy its Interest Obligation on this Debenture on each Interest Payment Date (including, for greater certainty, following conversion or redemption or on the Maturity Date) by delivering: (i) cash for that portion of the interest equal to 6% per annum; and (ii) Shares for the balance of the interest equal to 2% per annum, subject to any required regulatory approval and provided that such payment in Shares does not cause the interest expense to be a nondeductible expense for tax purposes by the Corporation. The Shares to be issued in satisfaction of the Corporation’s Interest Obligation on this Debenture shall be issued at the Current Market Price. If the Current Market Price is lower than the price required by the policies or rules of any applicable stock exchange or market, the Shares to be issued in satisfaction of the Corporation’s Interest Obligation on this Debenture shall be issued at the lowest price permitted by such stock exchange or market. If on the applicable Interest Payment Date the Corporation is not a reporting issuer (or its equivalent) under Applicable Securities Laws, the Shares are not listed on the NYSE-A, applicable regulatory approvals (including the approval of such stock exchange(s) on which the Shares are listed, if applicable) required to issue Shares in satisfaction of part of the Corporation’s Interest Obligation or to have such Shares listed on the stock exchange(s) on which the Shares are then listed have not been obtained or the issuance of Shares in satisfaction of part of the Corporation’s Interest Obligation would trigger the operation of the Shareholder Rights Plan, if any, or a vote of the Corporation's shareholders, then the Corporation shall satisfy its entire Interest Obligation in respect of such Interest Payment Date in cash. If part of the Corporation’s Interest Obligation payable on an Interest Payment Date is to be satisfied in Shares, the Corporation shall confirm by the end of the business day before the Interest Payment Date by Officer’s Certificate compliance with the above noted conditions for issuance of the Shares, and confirm the Current Market Price and the number of Shares to be issued in connection with the Interest Payment Date. If part of the Corporation’s Interest Obligation payable on an Interest Payment Date is to be satisfied in Shares, the Corporation shall issue or cause to be issued the Shares as at the Interest Payment Date, and deliver or cause to be delivered such Shares to the Debentureholder accordingly.

(d)
Priority. This Debenture will be a direct, unsecured obligation of the Corporation and rank equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness of the Corporation.

(e)
Conversion. Upon and subject to the provisions and conditions of Article 5 and subject to applicable regulatory approval (including the approval of such stock exchange(s) on which the Shares are listed, if applicable), the Debentureholder shall have the right at the Debentureholder’s option, at any time and from time to time from the Issuance Date of this Debenture until the earlier of (i) 5:00 p.m. (Houston time) on the Business Day preceding the Maturity Date and (ii) 5:00 p.m. (Houston time) on the Business Day immediately preceding the date specified by the Corporation for redemption or conversion of this Debenture by notice to the Debentureholder in accordance with Section 2.1(i), Section 2.1(j), Section 2.1(m) or Article 4, as the case may be, (the earlier of which will be the “Time of Expiry” for the purposes of Article 5), to convert the whole or any part which is $1,000 or an integral multiple thereof, of the principal amount of this Debenture into that number of Shares equal to the quotient of such principal amount prior to the applicable Date of Conversion divided by the Conversion Price; provided that the aggregate number of Shares issuable upon the conversion of this Debenture shall not exceed 655,738 Shares (the “Maximum Conversion Shares”) without prior approval of such stock exchange(s) on which the Shares are listed. The Corporation shall confirm the Conversion Price and the number of Shares to be issued in respect of a conversion on the applicable Date of Conversion by way of Officer’s Certificate.

(f)
Conversion Price. The Conversion Price in effect on the date hereof for each Share to be issued upon the conversion of Debenture shall be equal to $ $30.50 per Share. The Conversion Price applicable to and the Shares, securities or other property receivable on the conversion of this Debenture is subject to adjustment pursuant to the provisions of Section 5.4.  The Corporation shall confirm the Conversion Price and the number of Shares to be issued in respect of a conversion on the applicable Date of Conversion by way of Officer’s Certificate.

(g)
Payment of Principal Amount. On redemption or on maturity of this Debenture, the Corporation shall satisfy its obligation to pay the principal amount of this Debenture which is to be redeemed or which has matured in cash.

(h)
Private Placement Legends. This Debenture (and the Shares issuable under this Debenture) and any replacement Debenture (or Shares) shall bear, as of the Issuance Date, a legend substantially in the following form:

“THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS REGULATION S, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND THAT HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

In addition, each certificate representing the Shares issuable under this Debenture and any replacement certificate, or ownership statements issued under a direct registration or other electronic book-entry system, shall bear any legend required by the NYSE-A or otherwise required under Applicable Securities Laws.

(i)
Redemption at the Option of the Corporation. This Debenture is redeemable by the Corporation in accordance with this Section 2.1(i), provided that this Debenture will not be redeemable by the Corporation prior to April [●], 2025, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined in Section 2.1(j) or upon request of the Debentureholder pursuant to Section 2.1(k). From April [●], 2025 and prior to the Maturity Date, this Debenture shall be redeemable, in whole at any time, or in part from time to time, at the option of the Corporation on notice as provided for in Section 4.3 at a redemption price equal to 105% of the principal amount thereof plus accrued and unpaid interest up to the Redemption Date, provided that the Current Market Price on the date immediately prior to the date the Redemption Notice is given exceeds 130% of the Conversion Price and the Corporation shall have provided to the Debentureholder an Officer’s Certificate confirming such Current Market Price.

(j)
Corporation Redemption Right upon a Change of Control. Upon the completion of a Change of Control and subject to the provisions and conditions of this Section 2.1(j), the Corporation has a right to redeem this Debenture. The terms and conditions of such right are set forth below:

(i)
Upon the completion of a Change of Control, the Corporation has the right (the “Change of Control Redemption Right”) (but not the obligation) to redeem, on the date which is not later than 30 days following the date upon which the Corporation delivers a Change of Control Notice (as defined below) to the Debentureholder (the “Change of Control Redemption Date”), all (and not less than all) of this Debenture in cash at a price equal to (A) if the Change of Control occurred on or prior to April [●], 2025, 130% of the principal amount thereof and (B) if the Change of Control occurred after April [●], 2025, 115% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, on such Debentures up to, but excluding, the Change of Control Redemption Date (collectively, the “Total Change of Control Redemption Price”).

(ii)
The Corporation will, as soon as practicable, and in any event no later than five Business Days after the completion of a Change of Control, give written notice to the Debentureholder of the Change of Control (“Change of Control Notice”). The Change of Control Notice shall include a statement that there has been a Change of Control and the following: (A) the date on which such Change of Control occurred, (B) the circumstances or events giving rise to such Change of Control, (C) a statement that the Corporation is exercising the Change of Control Redemption Right, or a statement that the Corporation has decided not to exercise the Change of Control Redemption Right, and (D) if the Corporation is exercising the Change of Control Redemption Right, the Change of Control Redemption Date and the Total Change of Control Redemption Price.

(iii)
The Corporation shall, on or before 11:00 a.m. (Houston time) on the Change of Control Redemption Date, pay to the Debentureholder such sum of money as is sufficient to pay the Total Change of Control Redemption Price of this Debenture on the Change of Control Redemption Date. The Corporation shall satisfy this requirement by paying by wire transfer such amounts required under this Section 2.1(j)(iii). Every such payment shall be irrevocable.

(iv)
If the Corporation has elected to redeem this Debenture in accordance with the Change of Control Redemption Right, this Debenture shall become due and payable at the Total Change of Control Redemption Price on the Change of Control Redemption Date, in the same manner and with the same effect as if it were the date of maturity specified in this Debenture, anything therein or herein to the contrary notwithstanding, and from and after such Change of Control Redemption Date, if the money necessary to redeem this Debenture shall have been paid to the Debentureholder as provided in this Section 2.1(j), interest on this Debenture shall cease.

(v)
If this Debenture is redeemed and paid under this Section 2.1(j) the Debentureholder shall forthwith deliver this Debenture to the Corporation for cancellation and no Debenture shall be issued in substitution therefor.

(vi)
If this Debenture is redeemed in accordance with this Section 2.1(j) and the Debentureholder fails on or before the Change of Control Redemption Date to surrender this Debenture to the Corporation, provided payment of the Total Change of Control Redemption Price applicable to this Debenture has been made by the Corporation in accordance with this Section 2.1(j), this Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other rights in respect of this Debenture.

(vii)	The Corporation will comply with all Applicable Securities Laws if the Corporation exercises the Change of Control Redemption Right pursuant to this Section 2.1(j).

(k)
Put Right upon a Change of Control. Upon the completion of a Change of Control, subject to the provisions and conditions of this Section 2.1(k), the Debentureholder has the right to require the Corporation to redeem this Debenture. The terms and conditions of such right is set forth below:

(i)
Upon the completion of a Change of Control, the Debentureholder shall have the right (the “Put Right”) to require the Corporation to redeem, on the date which is not later than 30 days following the date upon which the Corporation delivers a Change of Control Notice to the Debentureholder (the “Put Date”) pursuant to Section 2.1(j)(ii) above, all or any part of this Debenture in cash at a price equal to (A) if the Change of Control occurred on or prior to April [●], 2025, 130% of the principal amount thereof and (B) if the Change of Control occurred after April [●], 2025, 115% of the principal amount thereof, plus, in each case, accrued and unpaid interest, if any, on this Debenture up to, but excluding, the Put Date (collectively, the “Total Put Price”), provided that the Change of Control Notice indicates that the Corporation has decided to not exercise the Change of Control Redemption Right.

(ii)
To exercise the Put Right, the Debentureholder must deliver to the Corporation, not less than five Business Days prior to the Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule “E” together with this Debenture, duly endorsed for transfer.

(iii)
The Corporation shall, on or before 11:00 a.m. (Houston time) on the Put Date, pay to the Debentureholder such sums of money and Shares required pursuant to Section 2.1(c), as is sufficient to pay the Total Put Price of this Debenture on the Put Date. The Corporation shall satisfy this requirement by paying by wire transfer such amounts required under this Section 2.1(k). Every such payment shall be irrevocable.

(iv)
If this Debenture is being purchased in accordance with this Section 2.1(k) becomes subject to purchase in part only, the Corporation shall execute and deliver to the Corporation and the Corporation shall deliver to the holder, without charge to such holder, a new Debenture (if applicable) or such other evidence of ownership representing the principal amount of this Debenture not purchased.

(v)
To the extent that the Debentureholder has exercised the Put Right in respect of this Debenture, this Debenture shall become due and payable at the Total Put Price on the Put Date, in the same manner and with the same effect as if it were the date of maturity specified in this Debenture, anything therein or herein to the contrary notwithstanding, and from and after such Put Date, if the money and the Shares necessary to purchase this Debenture shall have been paid and delivered as provided in this Section 2.1(k), interest on this Debenture shall cease.

(vi)
Subject to the provisions above related to the purchase of this Debenture in part, this Debenture repaid under this Section 2.1(k) shall forthwith be delivered to the Corporation and cancelled and no Debenture shall be issued in substitution therefor

(vii)
If this Debenture is redeemed in accordance with this Section 2.1(k) and the Debentureholder fails on or before the Put Date to surrender this Debenture to the Corporation, provided payment of the Total Put Price applicable to this Debenture has been made by the Corporation in accordance with this Section 2.1(k), then to the extent the Put Right has been exercised in respect of this Debenture, this Debenture shall thereafter not be considered as outstanding hereunder to the extent the Put Right has been exercised, and the Debentureholder shall have no other rights in respect of such part of the Debenture.

(viii)	The Corporation will comply with all Applicable Securities Laws if the Corporation is required to repurchase this Debenture pursuant to this Section 2.1(k).

(l)
Put Right upon Secured Financing. Upon the completion of a Secured Financing Package, subject to the provisions and conditions of this Section 2.1(l), the Debentureholder has the right to require the Corporation to redeem this Debenture. The terms and conditions of such right is set forth below:

(i)
Upon the completion of any Secured Financing Package, the Debentureholder shall have the right (the “Secured Financing Put Right”) to require the Corporation to redeem, on the date which is not later than 30 days following the date upon which the Corporation delivers a notice to the Debentureholder of such Secured Financing Package completion (the “Secured Financing Put Date”), all (and not less than all) of this Debenture in cash at a price equal to the principal amount thereof, plus, accrued and unpaid interest, if any, on this Debenture up to, but excluding, the Secured Financing Put Date (collectively, the “Total Secured Financing Put Price”), payable from the proceeds of the Secured Financing Package.

(ii)
To exercise the Secured Financing Put Right, the Debentureholder must deliver to the Corporation, not less than five Business Days prior to the Secured Financing Put Date, written notice of the holder’s exercise of such right in the form attached as Schedule “E” together with this Debenture, duly endorsed for transfer.

(iii)
The Corporation shall, on or before 11:00 a.m. (Houston time) on the Secured Financing Put Date, pay to the Debentureholder the Total Secured Financing Put Price (including such sums of money and Shares required pursuant to Section 2.1(c)) as is sufficient to pay the Total Secured Financing Put Price of this Debenture on the Secured Financing Put Date. The Corporation shall satisfy this requirement by paying by wire transfer such amounts required under this Section 2.1(l). Every such payment shall be irrevocable.

(iv)
To the extent that the Debentureholder has exercised the Secured Financing Put Right in respect of this Debenture, this Debenture shall become due and payable at the Total Secured Financing Put Price on the Secured Financing Put Date, in the same manner and with the same effect as if it were the date of maturity specified in this Debenture, anything therein or herein to the contrary notwithstanding, and from and after such Secured Financing Put Date, if the money and the Shares necessary to purchase this Debenture shall have been paid and delivered as provided in this Section 2.1(l), interest on this Debenture shall cease.

(v)	This Debenture repaid under this Section 2.1(l) shall forthwith be delivered to the Corporation and cancelled and no Debenture shall be issued in substitution therefor

(vi)
If this Debenture is redeemed in accordance with this Section 2.1(l) and the Debentureholder fails on or before the Secured Financing Put Date to surrender this Debenture to the Corporation, provided payment of the Total Secured Financing Put Price applicable to this Debenture has been made by the Corporation in accordance with this Section 2.1(l), then to the extent the Secured Financing Put Right has been exercised in respect of this Debenture, this Debenture shall thereafter not be considered as outstanding hereunder to the extent the Secured Financing Put Right has been exercised, and the Debentureholder shall have no other rights in respect of such part of the Debenture.

(vii)	The Corporation will comply with all Applicable Securities Laws if the Corporation is required to repurchase this Debenture pursuant to this Section 2.1(l).

(m)
Conditional Early Conversion Upon Announcement of Change of Control. From and after the announcement by the Corporation of a Change of Control that is recommended by the directors, subject to the provisions and conditions of this Section 2.1(m), the Corporation shall have a right (the “Early Conversion Right”) to require the Debentureholder to convert some or the whole or any part which is $1,000 or an multiple thereof, of the principal amount of this Debenture into Shares at the Conversion Price. The terms and conditions of such right are set forth below:

(i)
The Early Conversion Right may only be exercised by the Corporation provided that: (i) the directors have recommended that the shareholders of the Corporation approve such Change of Control and such recommendation is included in the announcement of the Change of Control; (ii) the amount that the holders of Debentures will receive upon completion of the Change of Control per Share received on conversion of this Debenture exceeds the Conversion Price; and (iii) either (A) such amount is payable in cash, or (B) such amount is payable, in whole or in part, in property or securities which the holder of this Debenture, in its sole discretion, wishes to receive.

(ii)
The conversion of this Debenture pursuant to the Early Conversion Right shall be conditional upon completion of the Change of Control, and will be null and void if the Change of Control does not occur.

(iii)
The Debentureholder may elect, in its sole discretion, to not have this Debenture converted pursuant to the Early Conversion Right if the consideration to be received per Share consists, in whole or in part, of property or securities, by delivering to the Corporation, no later than the close of business on the fifth Business Day after the date on which the Corporation mails pursuant to Section 13.2 the Early Conversion Notice (as defined below), an electronic mail transmission or a letter setting forth the name of such registered holder, the principal amount of this Debenture held by such holder and a statement that such holder has elected to not have this Debenture converted pursuant to the Early Conversion Right.

(iv)
The Corporation will, as soon as practicable, and in any event no later than two Business Days after the announcement of a Change of Control that has been publicly recommended by the directors and for which the directors have determined to exercise the Early Conversion Right, give written notice to the Debentureholder of the pending Change of Control (the “Early Conversion Notice”). The Early Conversion Notice shall be prepared by the Corporation and shall include (A) a description of the pending Change of Control, including the price to be paid for each Share in the Change of Control and the form of consideration such price will take; (B) a statement of the Corporation’s intention to exercise the Early Conversion Right, including confirmation of compliance with the conditions set forth in Section 2.1(m)(i) above; (C) the Conversion Price then in effect; (D) a statement that informs the Debentureholder of its right to elect, in its sole discretion, to not have this Debenture converted pursuant to the Early Conversion Right by providing the notice to the Corporation called for in subsection (iii) above in the event the amount to be received by Debentureholder is payable, in whole or in part, in property or securities; and (E) a statement that the conversion pursuant to the Early Conversion Right is conditional upon the completion of the Change of Control and if such Change of Control is not completed, this Debenture will remain outstanding.

(v)	To the extent applicable, paragraphs 5.2, 5.3, 5.5. and 5.7 of this Debenture shall apply mutatis mutandis to the exercise by the Corporation of the Early Conversion Right.

(n)
The Debentureholder shall be provided with an Officer’s Certificate detailing the Conversion Price and the number of resulting Shares to be issued in respect of a conversion of this Debenture on the Business Day immediately preceding the applicable Date of Conversion.

(o)	The Corporation and its Affiliates shall treat the Debenture as indebtedness for U.S. federal income tax and all other reporting purposes.

2.2	Mutilation, Loss, Theft or Destruction

In case this Debenture shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in the form of this Debenture and be ranked equally in accordance with its terms with all other Debentures originally issued on the Issuance Date. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation such evidence of the loss, theft or destruction of this Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion along with any other documents that might be required by the Corporation. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.3	Concerning Interest

(a)
This Debenture shall bear interest (i) from and including the Issuance Date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or on the outstanding principal amount of this Debenture, whichever shall be the later, to but excluding the next Interest Payment Date.

(b)
Interest for any period of less than six months shall be computed on the basis of a year of 360 days consisting of twelve 30-day months (the “deemed year”). Whenever interest is computed on the basis of the deemed year, interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.4	Payment of Interest

The following provisions shall apply to this Debenture, except as otherwise provided in Section 2.1(a) or elsewhere in this Debenture or specified in a Board Resolution or an Officer’s Certificate relating to this Debenture:

(a)
As interest becomes due on this Debenture (except on conversion, at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of this Debenture) the Corporation (which shall be confirmed by the Corporation by Officer’s Certificate pursuant to Section 2.1(c)) shall send or forward a check by prepaid ordinary mail, wire, electronic transfer of funds or such other means as may be agreed to by the Debentureholder and, if applicable, deliver the Shares, pursuant to Section 2.1(c), in payment of such interest to the order of the registered holder of such Debenture appearing on the registers maintained by the Corporation as at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register (or in the case of joint holders, to such address of one of the joint holders), unless such holder otherwise directs in writing to the Corporation in advance. If cash payment is made by check, such check shall be forwarded at least three days prior to the Interest Payment Date and if payment is made by other means (such as wire or electronic transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the Interest Payment Date. The mailing of such check or the making of such payment by other means shall, to the extent of the sum represented thereby, satisfy and discharge all liability for interest on this Debenture, unless in the case of payment by check, such check is not paid at par on presentation. In the event of non-receipt of any check for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement check or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on this Debenture in the manner provided above, the Corporation may make payment of such interest in any other manner acceptable to the Debentureholder with the same effect as though payment had been made in the manner provided above.

2.5	Regarding Taxes

(a)
The Corporation will be entitled to deduct and withhold any applicable Taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of any government or of any state, province or territory thereof, or any authority or agency therein or thereof, having power to tax, from any payment to be made on or in connection with this Debenture (including, for greater certainty, the issuance of Shares upon any conversion of Debentures and in respect of an Interest Obligation), provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under this Debenture.

(b)
The Corporation will pay any stamp, issue, registration, documentary or other similar Taxes and other duties (including interest and penalties) payable in respect of the creation, issue, offering, execution or enforcement of this Debenture, or any documentation with respect thereto.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Transfers of Debenture

This Debenture may only be transferred or sold subject to (a) any requirements of Applicable Securities Laws; (b) the transferee agreeing to be bound by all of the terms and conditions of this Debenture, including these restrictions on transfer; and (c) the written consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed (it being agreed, however, that it will be reasonable for the Corporation to withhold its consent in the case of (i) a proposed transfer to an entity that intends to, or is reasonably expected to, attempt to acquire the Corporation, or (ii) a proposed transfer that would require registration under any applicable securities laws; and further such consent may be conditional upon the transferee agreeing to be bound by the terms of this Debenture).

3.2	Registered Debentures

(a)
The Corporation shall cause to be kept at the principal office of the Corporation in Houston, Texas a register in which shall be entered the name(s) and address(es) of the holder(s) of this Debenture, particulars of the Debentures held by them respectively and of all Debenture transfers.

(b)
No transfer of this Debenture shall be valid unless made on such register referred to in Section 3.2(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation upon surrender of this Debenture together with a duly executed form of transfer in the form attached as Schedule “A”, or in a form acceptable to the Corporation upon compliance with such other reasonable requirements as the Corporation may prescribe, and unless the name of the transferee shall have been noted on this Debenture by the Corporation.

3.3	Transferee Entitled to Registration

The transferee of this Debenture shall be entitled, after the appropriate form of transfer is lodged with the Corporation and upon compliance with all other conditions in that behalf required by this Debenture or by law, to be entered on the register as the owner of this Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

In processing and registering transfers of this Debenture, no duty or responsibility whatsoever shall rest upon the Corporation to determine the compliance by any transferor or transferee with Applicable Securities Laws, including, without limitation, Regulation S under the US Securities Act, and the Corporation shall be entitled to assume that all transfers are legal and proper.

3.4	No Notice of Trusts

The Corporation shall not be bound to take notice of or see to the execution of any trust (other than that created by this Debenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person was the beneficial owner thereof.

3.5	Exchanges of Debentures

(a)
Subject to Section 3.6, this Debenture may be exchanged for Debentures in any other denomination, of the same date of maturity, bearing the same interest rate and of the same aggregate principal amount as this Debenture.

(b)
In respect of exchanges of this Debenture permitted by Section 3.5(a), this Debenture may be surrendered for exchange to the Corporation only at the principal offices of the Corporation in the City of Houston, Texas or at such other place or places, if any, as may be specified in this Debenture and at such other place or places as may from time to time be designated by the Corporation. The Corporation shall execute all Debentures necessary to carry out exchanges as aforesaid. On surrender for exchange, this Debenture shall be cancelled.

(c)
Debentures issued in exchange for this Debenture, which at the time of such issue have been selected or called for redemption at a later date, shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.6	Closing of Registers

(a)	The Corporation shall not be required to:

(i)	make transfers or exchanges, or accept conversions, of this Debenture on any Interest Payment Date or during the four preceding Business Days; or

(ii)
make transfers or exchanges, or accept conversions of this Debenture if it has been selected or called for redemption unless upon due presentation thereof for redemption this Debenture is not redeemed.

3.7	Charges for Registration, Transfer and Exchange

If this Debenture is exchanged, registered, transferred or discharged from registration, the Corporation except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued, and payment of such charges and reimbursement of the Corporation for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange of this Debenture resulting from a partial redemption; or

(b)	for any exchange of this Debenture resulting from a partial conversion.

3.8	Ownership of Debenture

(a)
Unless otherwise required by law, the person in whose name this Debenture is registered in accordance with the terms of this Debenture shall for all the purposes of this Debenture be and be deemed to be the owner thereof, and the Corporation will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction, and payment of or on account of the principal of and premium, if any, on this Debenture and interest thereon shall be made to such registered holder.

(b)
The registered holder for the time being of the registered Debenture shall be entitled to the principal, premium, if any, and interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such registered holder.

(c)
If this Debenture is registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof will be paid to the order of all such holders, and the receipt of any one of such holders therefor shall be a valid discharge to the Corporation.

(d)	Subject to the Corporation’s receipt of appropriate supporting documentation, in the case of the death of one or more joint holders of this Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

4.1	Applicability

In the circumstances described in, and subject to the additional procedures set out in, Section 2.1(i), and subject to compliance with applicable laws, the Corporation shall have the right to redeem this Debenture either in whole at any time or in part from time to time before maturity. In addition to the procedures set out in the sections referred to above, the following procedures will apply.

4.2	Partial Redemption

If less than the whole principal amount of this Debenture is at any time to be redeemed, the Corporation shall, at least 15 days before the date upon which the Redemption Notice is to be given, notify the Debentureholder by a Written Direction of the Corporation of its intention to redeem such portion of the aggregate principal amount of this Debenture to be redeemed. This Debenture may be redeemed in the minimum principal amount of $1,000 or a multiple thereof. If this Debenture becomes subject to redemption in part only, upon surrender of this Debenture for payment of the Redemption Price, together with interest accrued but unpaid to but excluding the Redemption Date, the Corporation shall execute and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of this Debenture so surrendered. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of this Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Written notice of redemption (the “Redemption Notice”) of this Debenture shall be given to the holders of this Debenture at least 30 days and not more than 60 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 13.2. Every such notice shall specify the aggregate principal amount of Debenture called for redemption, the Redemption Date, the Redemption Price, any right of the holder to convert such Debenture and the places of payment and shall state that interest upon the principal amount of this Debenture called for redemption shall cease to accrue and be payable from and after the Redemption Date.

4.4	Debenture Due on Redemption Date

Upon notice having been given as aforesaid, this Debenture shall thereupon be and become due and payable at the Redemption Price, together with accrued but unpaid interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in this Debenture, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem this Debenture shall have been paid as provided in Section 4.5, interest upon this Debenture shall cease.

4.5	Payment of Redemption Monies

Redemption of this Debenture shall be provided for by the Corporation paying the Debentureholder, on or before 11:00 a.m. (Houston time) on the Redemption Date specified in the applicable Redemption Notice, such sums of money as may be sufficient to pay the Redemption Price of this Debenture, plus accrued but unpaid interest thereon up to but excluding the Redemption Date. The Corporation shall also deliver or cause to be delivered the Shares pursuant to Section 2.1(c). Every such payment shall be irrevocable. Upon receipt of such payment, the Debentureholder shall surrender this Debenture to the Corporation.

4.6	Failure to Surrender Debenture Called for Redemption

In case the holder of this Debenture shall fail to surrender this Debenture, provided that the entirety of the Redemption Price plus accrued interest and unpaid interest has been paid to the Debentureholder, to that extent, this Debenture shall thereafter not be considered as outstanding hereunder.

4.7	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.8 as to the redemption or purchase of this Debenture in part, to the extent redeemed, the portion of the aggregate principal amount of this Debenture which has been satisfied under this Article 4 shall forthwith be cancelled and no Debenture shall be issued in substitution therefor. The Corporation shall, if applicable, without charge forthwith deliver to the holder a new Debenture in an aggregate principal amount equal to the principal amount of this Debenture so surrendered which has not been redeemed or purchased.

4.8	Purchase of Debenture by the Corporation

(a)
The Corporation may, at any time and from time to time, purchase this Debenture in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender offer or by private contract, at any price, subject to compliance with Applicable Securities Laws regarding issuer tender offers. If an Event of Default has occurred and is continuing, the Corporation may purchase all or any of this Debenture as aforesaid. All Debentures so purchased shall be cancelled and no Debentures shall be issued in substitution therefor.

(b)
If, upon a partial tender offer, more Debentures are tendered at the same lowest price that the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Corporation, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) or in such other manner consented to by the exchange or market on which the Debentures are then listed and the Corporation considers appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. The Debentureholder of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Corporation shall deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

ARTICLE 5
CONVERSION OF DEBENTURES

5.1	Applicability

(a)
Subject to applicable regulatory approval (including the approval of such stock exchange(s) on which the Shares are listed, if applicable), this Debenture (subject, however, to any applicable restriction on the conversion of this Debenture contained in Sections 2.1(e), 2.1(m) and/or 5.3(a)) will be convertible into Shares, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of this Debenture and shall have been expressed in this Debenture or in an Officer’s Certificate.

(b)
Such right of conversion shall extend only to the maximum number of whole Shares into which the aggregate principal amount of this Debenture surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Shares shall be dealt with in the manner provided in Section 5.5.

5.2	Revival of Right to Convert

If this Debenture is called for redemption by the Corporation, but is not redeemed or the payment of the purchase price of this Debenture which has been tendered in acceptance of an offer by the Corporation to purchase this Debenture for cancellation is not made, in the case of a redemption upon due surrender of this Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then the right to convert this Debenture shall revive and continue as if this Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

5.3	Manner of Exercise of Right to Convert

(a)
The holder of this Debenture desiring to convert this Debenture in whole or in part into Shares shall surrender this Debenture to the Corporation at its principal office in Houston, Texas, together with the conversion notice in the form attached as Schedule “B” to this Debenture or any other written notice in a form satisfactory to the Corporation, in either case duly executed by the holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Corporation, exercising its right to convert this Debenture in accordance with the provisions of this Article 5. If the number of Shares issuable upon a conversion of this Debenture would result in the Maximum Conversion Shares being exceeded such that the approval of one or more stock exchange(s) on which the Shares are then listed is required for the Shares issuable upon a conversion this Debenture to be listed on such stock exchange(s), the Corporation shall use its reasonable commercial efforts to obtain the approval of such stock exchange(s) (provided, for greater certainty, such commercially reasonable efforts shall not require the Corporation to seek securityholder approval, if required by such stock exchange(s)) and the conversion shall be conditional on such approval(s) being obtained. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Corporation, its nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified Section 5.3(b) or, if stock exchange approval is required in respect of a conversion, as soon as practicable following the date such approval is obtained) as the holder of the number of Shares into which this Debenture is convertible in accordance with the provisions of this Article 5 and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, its nominee(s) or assignee(s), a certificate or other evidence of such Shares.

(b)
For the purposes of this Article, this Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered in accordance with the provisions of this Article 5 and, in if this Debenture is surrendered by post or other means of transmission, on the date on which it is received by Corporation at its principal office in Houston, Texas; provided that if this Debenture is surrendered for conversion on a day on which the register of Shares is closed, the person or persons entitled to receive Shares shall become the holder or holders of record of such Shares as at the date on which such registers are next reopened.

(c)
Any part, being $1,000 or an integral multiple thereof, of this Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Debenture to conversion of this Debenture shall be deemed to include conversion of such parts.

(d)
The holder of this Debenture of which only a part is converted shall, upon the exercise of its right of conversion surrender this Debenture to the Corporation, and the Corporation shall cancel the same and shall, if applicable, without charge forthwith deliver to the holder a new Debenture in an aggregate principal amount equal to the unconverted part of the principal amount of this Debenture so surrendered.

(e)
The holder of this Debenture surrendered for conversion in accordance with this Section 5.3 shall be entitled to receive accrued and unpaid interest in accordance with Section 2.1(c) in respect thereof up to but excluding the Date of Conversion of this Debenture and the Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Shares pursuant to Section 5.3, from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid, non-assessable Shares.

5.4	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)
If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of Shares, (ii) reduce, combine or consolidate the outstanding Shares into a smaller number of Shares, or (iii) issue Shares or securities convertible into or exchangeable for Shares to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution (other than pursuant to any dividend re-investment or Share purchase plans or similar arrangements), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision, dividend or distribution (including, in the case where securities convertible into or exchangeable for Shares are distributed, the number of Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date), or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this 5.4(a) shall occur. Any such issue of Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under Subsections 5.4(b) and 5.4(c) of this Section 5.4.

(b)
If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants, but not including issuances of options, rights or warrants to employees of the Corporation pursuant to an equity incentive plan of the Corporation, to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible or exchangeable into Shares) at a price per Share (or having a conversion or exchange price per Share) less than 95% of the Current Market Price of a Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus that number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price per Share, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Shares (or securities convertible or exchangeable into Shares) actually issued upon the exercise of such options, rights or warrants, as the case may be.

(c)
If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (other than pursuant to any dividend re-investment or share purchase plans or similar arrangements), (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Shares or securities convertible or exchangeable into Shares), (iii) evidences of its indebtedness, or (iv) other assets (excluding dividends or distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by an investment dealer chosen by the Corporation and subject to applicable exchange or market approval, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

(d)
Subject to Section 9.1, if and whenever at any time prior to the Time of Expiry, there is a reclassification of the Shares or a capital reorganization of the Corporation other than as described in Section 5.4(a) or a merger or consolidation, of the Corporation with or into any other person, or a sale or conveyance of all or substantially all the assets of the Corporation to any other person, or a liquidation, dissolution or winding up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, merger, consolidation, sale or conveyance, or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the person resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, merger, consolidation, sale or conveyance, or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right.

(e)
In any case in which this Section 5.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation shall defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any dividends or distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 5.4(e), have become the holder of record of such additional Shares pursuant to Section 5.4(b).

(f)
The adjustments provided for in this Section 5.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 5.4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment

(g)	For the purpose of calculating the number of Shares outstanding, Shares owned by or for the benefit of the Corporation or any Subsidiary of the Corporation shall not be counted.

(h)
If any question or dispute arises with respect to the adjustments provided in this Section 5.4, such question or dispute shall be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, and the Debentureholder (subject to manifest error).

(i)
In case the Corporation shall take any action affecting the Shares other than action described in this Section 5.4, which in the opinion of the directors would materially adversely affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time as the directors in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(j)
Subject to the prior written consent of any stock exchange or market upon which the Shares are then listed, as the case may be, and if required, no adjustment in the Conversion Price shall be made in respect of any event described in Section 5.4(a), Section 5.4(b) or Section 5.4(c) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(k)
Except as stated above in this Section 5.4, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Shares at less than the Current Market Price for such Shares on the date of issuance.

5.5	No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Shares upon the conversion of this Debenture pursuant to this Article 5. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Share would, except for the provisions of this Section 5.5, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price. Upon request by the Debentureholder, the Corporation shall provide, in writing to the Debentureholder, the price to be paid in respect of such fractional Shares.

5.6	Corporation to Reserve Shares

The Corporation covenants with the Debentureholder that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon conversion of this Debenture as in this Article 5 provided, and conditionally allot to the Debentureholder upon the exercise of the conversion rights hereunder, such number of Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debentureholder that all Shares which shall be so issuable shall be duly authorized and validly issued.

5.7	Cancellation of Converted Debentures

Subject to the provisions of Section 5.3(d) as to the partial conversion of this Debenture, converted in part, if this Debenture is converted in whole or in part under the provisions of this Article 5 it shall be delivered in accordance with Section 5.3(a) to and cancelled by the Corporation and no Debenture shall be issued in substitution therefor.

5.8	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 5.4, deliver an Officer’s Certificate to the Debentureholder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Debentureholder (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest (subject to manifest error). When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares, forthwith give notice to the Debentureholder in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice otherwise than under this Section 5.8 covering all the relevant facts in respect of such event, no such notice need be given under this Section 5.8.

5.9	Notice of Special Matters

The Corporation covenants with the Debentureholder that so long as this Debenture remains outstanding, it will give notice to the Debentureholder in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in Section 5.4(a), 5.4(b), or 5.4(c) (other than a subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days, in each case, prior to such applicable record date.

ARTICLE 6
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Debentureholder that:

6.1	General Covenants

The Corporation will duly and punctually pay or cause to be paid to the Debentureholder the principal of, premium, if any, and interest accrued on the Debentures of which it is the holder on the dates, at the places and in required under the terms of the Debentures, and will duly and punctually perform and carry out all of the other acts or things to be done by it, all as provided in the Debentures.

6.2	To Give Notice of Default

The Corporation shall notify the Debentureholder in writing immediately upon obtaining knowledge of an Event of Default hereunder.

6.3	Preservation of Existence, Etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries, if any, to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with prudent business practices and, subject to the express provisions hereof, it will use reasonable commercial efforts to preserve and maintain the existence of the Corporation and its Subsidiaries, if any.

6.4	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries, in all material respects, shall be made of all financial transactions and the assets and business of the Corporation in accordance with GAAP.

6.5	Maintenance of Listing

(a)
The Corporation will use reasonable commercial efforts to maintain the listing of the Shares on the NYSE-A, OTC Markets, Toronto Stock Exchange or a comparable public stock exchange or over the counter market, provided that, for greater certainty, the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 9 would apply if carried out in compliance with Article 9 even if as a result of such transaction the Shares cease to be listed on a stock exchange or market.

(b)
The Corporation will use reasonable commercial efforts to maintain its status as a “reporting issuer”, or the equivalent thereof, not in default of Applicable Securities Laws; provided that, for greater certainty, the foregoing covenant shall not prevent or restrict the Corporation from carrying out a transaction to which Article 9 would apply if carried out in compliance with Article 9 even if as a result of such transaction the Corporation no longer maintains its status as a “reporting issuer”, or the equivalent thereof.

6.6	Negative Covenants

The Corporation shall not:

(a)
except in connection with a Change of Control, sell, transfer or otherwise dispose of all or any substantial part of its Material Property, in any manner whatsoever, including by way of spin-off, split-off, business separation or the sale or other disposal of the capital of a Subsidiary of the Corporation holding the Material Property, or any interest therein; or

(b)
directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any unsecured Indebtedness without the prior consent of the Debentureholders by Ordinary Resolution provided that this Section 6.6(b) will not prohibit the incurrence of (A) this Debenture, (B) Purchase Money Obligations of the Corporation, (C) liabilities, accounts payable and other accrued liabilities of trade creditors, suppliers and service providers, (D) liabilities incurred in the ordinary course and operation of the Corporation’s business, or (E) a project finance facility provided by a commercial lender.

6.7	Annual Certificate of Compliance

The Corporation shall deliver to the Debentureholder, within 90 days after the end of each fiscal year of the Corporation, an Officer’s Certificate as to the knowledge of such officer who executes the Officer’s Certificate certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Debenture, the non-compliance with which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

6.8	Reporting Requirements

(a)
The Corporation will deliver to the Debentureholder a copy of all quarterly and annual financial statements of the Corporation and the report of the Corporation’s Auditors thereon (in the case of annual financial statements) and the associated “Management’s Discussion and Analysis” (collectively, “Financial Reports”) at the same time as they are required to be filed under Applicable Securities Laws. Any such obligation to provide such Financial Reports shall continue in the event that the Corporation ceases to be a “reporting issuer” (or its equivalent) as if it had continued to be a “reporting issuer” (or its equivalent). Unless the Corporation advises the Debentureholder in writing otherwise, the Debentureholder shall assume that the Corporation is a “reporting issuer” and filing the documents on the Securities and Exchange Commission’s EDGAR website pursuant to this Section. Notwithstanding the foregoing, all Financial Reports will be deemed to have been provided to the Debentureholder once filed on the Securities and Exchange Commission’s EDGAR website or any successor system thereto. For greater certainty, the Debentureholder shall have no obligation or responsibility to participate in the preparation of, or to review or analyze, any such Financial Reports.

6.9	No Distributions on Shares if Event of Default

The Corporation shall not, without the prior approval of the Debentureholder:

(a)	declare or pay any cash distribution to the holders of its issued and outstanding Shares; or

(b)	purchase for cancellation any Shares, (other than Shares which the Corporation is obligated to purchase under its equity incentive plans in effect on the date of this Debenture),

at any time after the occurrence of an Event of Default unless and until such Event of Default shall have been cured or waived or shall have otherwise ceased to exist.

6.10	Maintenance of Office or Agency

This Debenture may be presented or surrendered for payment, or for registration of transfer or exchange, and notices and demands to or upon the Corporation in respect of this Debenture and this Debenture may be served at the Corporation’s principal office in Houston, Texas. The Corporation will give prompt written notice to the Debentureholder of the location, and any change in the location, of any such office.

ARTICLE 7
DEFAULT

7.1	Events of Default

(a)	Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(i)	failure for 30 days to pay interest on this Debenture when due;

(ii)	failure to pay principal or premium, if any, on this Debenture when due whether at maturity, upon redemption, by declaration, acceleration or otherwise;

(iii)
default in the observance or performance of any covenant or condition of this Debenture by the Corporation (other than those referred to in (i) or (ii) above) which remains unremedied for a period of 30 days after notice in writing has been given by the Debentureholder to the Corporation specifying such default and requiring the Corporation to remedy such default;

(iv)
if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under any bankruptcy, insolvency or analogous laws the United States or any state thereof, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days or any substantial part of the property of the Corporation shall be sequestered or attached and shall not be returned to the possession of the Corporation or released from such attachment, as the case may be, whether by filing of a bond or stay or otherwise within 60 consecutive days thereafter;

(v)
if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under any bankruptcy, insolvency or analogous laws the United States or any state thereof, or consents to the filing of any such petition or to the appointment of a receiver, or liquidator or trustee or assignee in bankruptcy or insolvency for it, or of any substantial part of the property of the Corporation or makes a general assignment for the benefit of creditors, or is unable to or admits in writing its inability to pay its debts generally as they become due;

(vi)
if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 9.1 are duly observed and performed; or

(vii)
if any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction.

(b)
In each and every such Event of Default, subject to the provisions of Section 7.3, by notice in writing to the Corporation the Debentureholders may declare the principal of, and premium, if any, and accrued interest on this Debenture then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debentureholder, and the Corporation shall forthwith pay to the Debentureholder such principal of, and premium, if any, accrued and unpaid interest and interest on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest at the rate borne by this Debenture on such principal, interest and such other monies from the date of such declaration until payment is received by the Debentureholder, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of this Debenture. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder.

7.2	Notice of Events of Default

(a)
If an Event of Default shall occur and be continuing the Corporation shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholder in the manner provided in Section 13.2,

(b)
Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Corporation to the Debentureholder within 15 days after the Corporation becomes aware the Event of Default has been cured.

7.3	Waiver of Default

(a)
Upon the happening of any Event of Default hereunder, the Debentureholders shall have the power by requisition in writing by the holders of not less than a majority in principal amount of Debentures then outstanding or by Ordinary Resolution of Debentureholders at a meeting held in accordance with Article 12, to waive any Event of Default, except a default in the payment of the principal of, or premium, if any, or interest on any Debentures, or in respect of a covenant or provision hereof that under this Debenture cannot be modified or amended without the consent of the holder of each outstanding Debenture affected; and

(b)	No such act or omission of the Debentureholder shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.4	Waiver of Declaration

At any time after a declaration of acceleration with respect to this Debenture has been made pursuant to Section 7.1 and before a judgment or decree for payment of the money due has been obtained by the Debentureholder as hereinafter provided, the holders of a majority in principal amount of outstanding Debentures, by written notice to the Corporation and the Debentureholder or by Ordinary Resolution of Debentureholders at a meeting held in accordance with Article 12 hereof, may thereupon rescind and annul such declaration and its consequences if the Corporation has paid to the Debentureholders:

(a)	all overdue interest on the Debentures;

(b)
the principal of (and premium, if any, on) any of the Debentures which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debentures; and

(c)	to the extent that payment of such interest is lawful and applicable, interest upon overdue installments of interest at the rate or rates prescribed therefor in such Debentures; and

all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any, on), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Debenture.

7.5	Enforcement by Debentureholder

The Debentureholder shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, premium (if any) or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order any bankruptcy, insolvency or analogous laws the United States or any state thereof or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder.

7.6	Remedies Cumulative

No remedy herein conferred upon the Debentureholder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.7	Rights of Holder to Receive Payment

Notwithstanding any other provision of this Debenture, the right of the Debentureholder to receive payment of principal of, and premium (if any) and interest on this Debenture or after the respective due dates expressed in this Debenture (or, in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder.

7.8	Delay or Omission Not Waiver

No delay or omission of any Debentureholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Debentureholder may be exercised from time to time, and as often as may be deemed expedient, by the Debentureholder.

7.9	Immunity of Directors, Officers and Others

The Debentureholder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future director, officer or holder of Shares or of any successor, in each case in such capacity, for the payment of the principal of or premium or interest on this Debenture or on any covenant, agreement, representation or warranty by the Corporation herein contained or in the Debentures.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1	Cancellation and Destruction

This Debenture shall forthwith after payment of all obligations thereunder be delivered to the Corporation and cancelled by it.

8.2	Non-Presentation of Debenture

In case the Debentureholder shall fail to present the same for payment (including payment in monies or Shares) on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Corporation may require, to the extent such payment has been made, this Debenture shall thereafter not be considered as outstanding hereunder.

8.3	Satisfaction

(a)
The Corporation shall be deemed to have fully paid, satisfied and discharged this Debenture and the Debentureholder, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of this Debenture, when, with respect to the outstanding Debenture, the Corporation has paid to the Debentureholder the funds or property required to make of payment on this Debenture and interest, if any, to maturity or any repayment date or Redemption Dates, as the case may be, of this Debenture and the Corporation has delivered to the Debentureholder an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with. Any payments to the Debentureholder referred to in this Section 8.3 shall be irrevocable.

(b)
Upon the satisfaction of the conditions set forth in this Section 8.3 with respect to this Debenture, the terms and conditions of this Debenture, (other than those contained in Article 2, Article 4, Article 5 pertaining to this Section 8.3) shall no longer be binding upon or applicable to the Corporation.

ARTICLE 9
SUCCESSORS

9.1	Restrictions on Merger and Sale of Certain Assets, Etc.

Subject to the provisions of Article 10, the Corporation shall not, without the consent of the Debentureholders by Ordinary Resolution, enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other person (herein called a “Successor”) whether by way of reorganization, consolidation, merger, transfer, sale, lease or otherwise (other than a Change of Control transaction), unless:

(a)
prior to or contemporaneously with the consummation of such transaction, the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed all the covenants and obligations of the Corporation under this Debenture; and

(ii)	this Debenture will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholder.

(b)	such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debentureholder hereunder; and

(c)
no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) which constitutes or would, with the giving of notice or the lapse of time or both, constitute an Event of Default hereunder.

9.2	Vesting of Powers in Successor

Whenever the conditions of Section 9.1 shall have been duly observed and performed: (a) the Successor shall possess and from time to time may exercise each and every right and power of the Corporation under in respect of this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors, trustees or officers of such Successor; and (b) the Corporation shall be released and discharged from liability under this Debenture.

ARTICLE 10
COMPULSORY ACQUISITION

10.1	Definitions In this Article:

(a)	“Affiliate” the meaning ascribed to that term under Rule 405 of the US Securities Act;

(b)	“Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 10.2 and includes any assignee of this Debenture to whom such an Offer is made;

(c)
“Offer” means an offer to acquire outstanding Debentures where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d)	“offer to acquire” includes an acceptance of an offer to sell;

(e)	“Offeror” means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;

(f)	“Offeror’s Notice” means the notice described in Section 10.3; and

(g)
“Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate of the Offeror or any person acting jointly or in concert with the Offeror.

10.2	Offer for Debentures

Subject to Applicable Securities Laws, Sections 3.1 and the Investor Rights Agreement, if applicable, if an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate of the Offeror or any person acting jointly or in concert with the Offeror) is made and:

(a)
within the time provided in the Offer for its acceptance, the Offer is accepted by holders of Debentures representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)	the Offeror complies with Sections 10.3 and 10.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

10.3	Offeror’s Notice to Dissenting Debentureholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 10.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)	Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)	the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)
Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)	Dissenting Debentureholders must send their respective Debenture(s) of such series to the Corporation in trust within 21 days after the date of the sending of the Offeror’s Notice.

10.4	Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 10.3 shall, within 21 days after the sending of the Offeror’s Notice, send his or her Debenture certificate(s) to the Corporation duly endorsed for transfer.

10.5	Payment of Consideration to Corporation

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 10.3, the Offeror shall pay or transfer to the Corporation in trust, or to such other person as the Corporation may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 10.2. The acquisition by the Offeror of all Debentures of such series held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

10.6	Consideration to be held in Trust

The Corporation, or the person directed by the Corporation, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 10.5. The Corporation, or such persons, shall deposit cash in a separate account in a bank whose deposits are insured by the Federal Deposit Insurance Corporation, and shall place other consideration in the custody of a bank or trust company.

10.7	Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 10.3, the Corporation, if the Offeror has complied with Section 10.3 and 10.5, shall:

(a)
do all acts and things and execute and cause to be executed all instruments as in the Corporation’s opinion, relying on Counsel, may be necessary or desirable to cause the transfer of the applicable Debentures of the Dissenting Debentureholders to the Offeror;

(b)	send to each Dissenting Debentureholder who has complied with Section 10.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 10; and

(c)	send to each Dissenting Debentureholder who has not complied with Section 10.4 a notice stating that:

(i)	his or her Debentures have been transferred to the Offeror;

(ii)	the Corporation or some other person designated in such notice is holding in trust the consideration for such Debentures; and

(iii)
the Corporation, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture certificate(s) or such other documents as the Corporation or such other person may require in lieu thereof;

and the Corporation is hereby appointed the agent and is granted power of attorney with respect to the Debentures of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

10.8	Appointment of Corporation by Offeror

If the Offeror wishes to appoint the Corporation to provide the services outlined in this Article 10 in respect of the Offer, the Offeror and the Corporation shall first enter into an agreement providing for the terms and conditions of such appointment, including the remuneration, indemnification and the return of cash or other consideration that is payable to Dissenting Debentureholders who have not complied with Section 10.4.

10.9	Communication of Offer to the Corporation

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.

ARTICLE 11
AMENDMENTS, SUPPLEMENTS AND WAIVERS

11.1	Ordinary Consent

(a)            Except as provided in Sections 11.2 and 11.3, by Ordinary Resolution:

(i)	any acceleration of this Debenture may be rescinded;

(ii)
any existing default or Event of Default (other than an Event of Default in the payment of the principal of, and premium, (if any) and accrued interest on this Debenture, except if such Event of Default results from an acceleration in accordance with Section 7.1(b) that has been rescinded in accordance with Section 7.4) and its consequences, may be waived; and

(iii)	compliance by the Corporation with any provision of this Debenture may be waived.

Except as provided in Sections 11.2 and 11.3, by Ordinary Resolution and consent of the Corporation, this Debenture may be amended, supplemented, or otherwise modified.

11.2	Special Consent

Notwithstanding Section 11.1, without the consent of the Corporation and the Debentureholder, an amendment, supplement or waiver may not:

(a)	reduce the principal amount of this Debenture;

(b)	change the fixed maturity of this Debenture, or alter the provisions with respect to the redemption or conversion of this Debenture, or waive a redemption payment with respect to this Debenture;

(c)	reduce the rate of or change the time for payment of interest, including default interest, on this Debenture;

(d)	waive a default or Event of Default in the payment of principal of, or interest or premium, if any, on, this Debenture;

(e)	make this Debenture payable in money or property other than that stated in this Debenture;

(f)
in the event of a Change of Control that has occurred, amend, modify, or change the right of the Debentureholder to exercise the Put Right and the obligations of the Corporation in connection therewith in accordance with Section 2.1(k), or modify any of the provisions or definitions with respect thereto;

(g)
make any change in the provisions of this Debenture relating to waivers of past defaults or the rights of holders to receive payments of principal of, or interest or premium, if any, on, this Debenture;

(h)
impair the right of any holder to demand payment of principal of, premium (if any) and interest on this Debenture on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to this Debenture;

(i)	modify or change any provision of this Debenture or the related definitions affecting the ranking of the Debentures in a manner that adversely affects the holders based on the opinion of Counsel; or

(j)	make any change in the preceding amendment and waiver provisions.

11.3	Without Consent

Notwithstanding Sections 11.1 and 11.2, without the consent of any holder, the Corporation and may from time to time amend this Debenture to:

(a)	to cure any ambiguity, omission, defect or inconsistency;

(b)
to provide for the assumption of the Corporation’s obligations to holders in the case of a merger, amalgamation or consolidation or sale of all or substantially all of the Corporation’s property and assets;

(c)
to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights under this Debenture of any such holder based on the opinion of Counsel;

(d)	to comply with requirements of applicable law relating to trust indentures;

(e)	to add a guarantor of the Corporation’s obligations under this Debenture; or

(f)
to evidence or provide for the acceptance of the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Debenture.

11.4	Form of Consent

It is not necessary for the consent of the Debentureholder under Sections 11.1 and 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

11.5	Regulatory Approvals

Notwithstanding any term to the contrary in this Debenture, if this Debenture or Shares are listed for trading on any exchange or market place, and only for so long as this Debenture or Shares remain listed, no amendments to the terms of and may be made without the consent of such exchange or market, where the rules of such exchange or market require such consent.

ARTICLE 12
MEETINGS OF DEBENTUREHOLDERS

12.1	Right to Convene Meeting

The Corporation may at any time and from time to time, and shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 40% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Corporation failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in Houston, Texas.

12.2	Notice of Meetings

At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 13.2. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 12. The accidental omission to give notice of a meeting to any Debentureholder shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

12.3	Chair

Some person, who need not be a Debentureholder, nominated in writing by the Corporation shall be chair of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some individual present to be chair.

12.4	Quorum

At any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 40% of the principal amount of the outstanding Debentures. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, to the extent possible, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 40% of the principal amount of the outstanding Debentures. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

12.5	Power to Adjourn

The chair of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority of the principal amount of the outstanding Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

12.6	Poll

A poll will be taken on every question submitted for approval at a meeting of Debentureholders, in such manner and either at once or after an adjournment as the chair shall direct.

12.7	Voting

On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them is present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

12.8	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation, for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)
the voting by proxy by Debentureholders and the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)
the deposit of instruments appointing proxies at such place as the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)
the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed or sent by other electronic means before the meeting to the Corporation at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. The Corporation may dispense with any such deposit and permit Debentureholders to make proof of ownership in such other manner as the Corporation may approve. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

12.9	Persons Entitled to Attend Meetings

The Corporation, by its officers, employees, and directors, the Auditors of the Corporation and the legal advisers of the Corporation, or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

12.10	Powers Cumulative

Any one or more of the powers in this Debenture stated to be exercisable by the Debentureholders may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

12.11	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Corporation at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

12.12	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders as provided in this Debenture may be taken and exercised at a meeting of holders held as hereinbefore in this Article 12 provided or by the requisite amount of such holders as set forth in Article 11 or otherwise provided herein pursuant to an instrument in writing signed in one or more counterparts, and the expression “resolution” or “Ordinary Resolution” when used in this Debenture shall include an instrument so signed.

12.13	Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 12 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 12.12 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Corporation (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

12.14	Evidence of Rights of Debentureholders

(a)
Any request, direction, notice, consent or other instrument which this Debenture may require or permit to be signed or executed by the Debentureholder may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholder.

(b)	The Corporation may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 13
NOTICES

13.1	Notice to Corporation

Any notice to the Corporation under the provisions of this Debenture shall be valid and effective if delivered to the Corporation at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, attention President and/or Chief Executive Officer, and deemed to have been given and delivered at the time of delivery in person (if a Business Day and if not then the next succeeding Business Day) unless delivered after 4:30 p.m. at the point of delivery in which case it shall be deemed to have been delivered on the next Business Day, or if given by certified or first class letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three Business Days following the mailing thereof. The Corporation may from time to time notify the Debentureholder in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Debenture.

13.2	Notice to Debentureholder

(a)
All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three Business Days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to the Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

(b)
If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholder to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by issuance of a press release.

(c)
Any notice given to the Debentureholder by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(d)	All notices with respect to the Debenture if registered in the name of one or more joint holders shall be given to all joint holders at the address appearing on the register.

13.3	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Sections 13.1, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Sections 13.1.

[Rest of page intentionally left blank.  Signature follows.]

IN WITNESS WHEREOF CONTANGO ORE, INC. has caused this Debenture to be signed by its authorized signatory as of the [●] day of April, 2022.

CONTANGO ORE, INC.

By:
Authorized Signatory

Schedule “A”
Form of Transfer Direction

CONTANGO ORE, INC.

8% 2022 UNSECURED CONVERTIBLE DEBENTURES

TRANSFER DIRECTION

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________, whose address and social insurance number, if applicable, are set forth below, this 8% 2022 Unsecured Convertible Debenture bearing Certificate No. _________ (the “Debenture”) for $_________________ principal amount* hereof of CONTANGO ORE, INC. (the “Corporation”) standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Debenture and does hereby irrevocably authorize and direct the Corporation to transfer such Debenture in such register, with full power of substitution in the premises.

□	If transfer is to any entity that is not an affiliate of Queen’s Road Capital Investment Ltd., check this box. Corporation written consent shall be required pursuant to Section 3.1 of the Debenture.

Date:            __________________________

Address of Transferee:  __________________________________________________________
  (Street Address, City, State or Province, Postal or Zip Code and Country)

Social Insurance Number of Transferee, if applicable: __________________________________

*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold a Debenture in a non-integral multiple of $1,000, in which case such Debenture is transferable only in its entirety) to be transferred.

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by a member of an acceptable Medallion Signature Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words:  “MEDALLION GUARANTEED” all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

1.	The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor	Signature of Transferring Registered Holder

Authorized Officer

Guarantor’s Name and Stamp

Schedule “B”
Form of Conversion Notice

CONTANGO ORE, INC.

8% 2022 UNSECURED CONVERTIBLE DEBENTURES

CONVERSION NOTICE

TO:            CONTANGO ORE, INC.

Note:            All capitalized terms used herein have the meaning ascribed thereto in the Debenture mentioned below, unless otherwise indicated.

The undersigned registered holder of this Debenture bearing Certificate No. CDB-1 irrevocably elects to convert this Debenture (or $_________________ principal amount hereof*) in accordance with the terms of the Debenture and tenders herewith this Debenture, and, if applicable, directs that the Shares of CONTANGO ORE, INC. issuable upon a conversion be issued and delivered to the person indicated below. (If Shares are to be issued in the name of a person other than the holder of this Debenture, all requisite transfer taxes must be tendered by the undersigned).

Conversion Price: $__________ per Share.

Date:            __________________________

________________________________
(Signature of Registered Holder)

*If less than the full principal amount of this Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:  If Shares are to be issued in the name of a Person other than the holder, the Assignment form attached to this Debenture certificate must be completed and executed which signature must be guaranteed on such Assignment form in the manner set out on such form.

(Print name in which Shares are to be issued, delivered and registered)

Name:

Address:

Schedule “C”
Form of Redemption Notice

CONTANGO ORE, INC.

8% 2022 UNSECURED CONVERTIBLE DEBENTURES

REDEMPTION NOTICE

To:	Holders of 8% 2022 Unsecured Convertible Debentures (the “Debentures”) of Contango ORE, Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Debenture (as defined below), unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Debenture dated April ___, 2022 (the “Debenture”) that $                                                     aggregate principal amount of the Debenture will be redeemed as of                                                      (the “Redemption Date”), upon payment of a redemption amount of $                           for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $1,000 (the “Redemption Price”), and (ii) all accrued and unpaid interest thereon to but excluding the Redemption Date (collectively with the Redemption Price, the “Redemption Payment Amount”). The Debentures so called for redemption shall cease to be convertible at 5:00 p.m. (Houston Time) on the Business Day immediately preceding the Redemption Date.

The Redemption Payment Amount will be payable upon presentation and surrender of the Debentures to the Corporation at its office at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, attention President and/or Chief Executive Officer.

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Payment Amount shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Payment Amount pursuant to the Debenture.

DATED:

CONTANGO ORE, INC.

By:
Authorized Signatory

Schedule “D”
Form of Maturity Notice

CONTANGO ORE, INC.

8% 2022 UNSECURED CONVERTIBLE DEBENTURES

MATURITY NOTICE

To:	Holders of 8% 2022 Unsecured Convertible Debentures (the “Debentures”) of Contango ORE, Inc. (the “Corporation”)

Note:	All capitalized terms used herein have the meanings ascribed thereto in the Debenture (as defined below), unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Debenture dated April ___, 2022 (the “Debenture”) that the Debentures are due and payable as of the Maturity Date, and the Corporation hereby advises the holders of the Debentures that it will deliver to holders of Debentures a cash payment for the principal amount of the Debentures, and (i) cash for three quarters of all accrued but unpaid interest (equal to 6% per annum); and (ii) Shares for one quarter of all accrued but unpaid interest (equal to 2% per annum). Upon presentation and surrender of the Debentures, the Corporation will pay or cause to be paid to the holder all cash to which the holder is entitled in respect of principal and interest to the Maturity Date, together with the cash equivalent representing fractional Shares, and shall, on the Maturity Date, send to the holder the Shares to which the holder is entitled. The Debentures shall cease to be convertible at 5:00 p.m. (Houston time) on the Business Day preceding the Maturity Date.

DATED:

CONTANGO ORE, INC.

By:
Authorized Signatory

Schedule “E”
Form of Notice of Put Exercise

PUT EXERCISE NOTICE

TO:	CONTANGO ORE, INC.

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Debenture (as defined below), unless otherwise indicated.

The undersigned registered holder of 8% 2022 Unsecured Convertible Debentures (the “Debentures”) bearing Certificate No. _________ irrevocably elects to put such Debenture (or $                            principal amount thereof*) to Contango ORE, Inc. (the “Corporation”) to be purchased by the Corporation on                            (the “Put Date”) in accordance with the terms of the Debentures at a price of $[1,000/1,300/1,150] for each $1,000 principal amount of Debentures plus all accrued and unpaid interest thereon to, but excluding, the Put Date (collectively, the “Total Put Price”) and tenders herewith such Debenture.

Dated:	(Signature of Registered Holder)

*	If less than the full principal amount of such Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

The Total Put Price will be payable upon presentation and surrender of such Debenture with this form on or after the Put Date to the Corporation at its office at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, attention President and/or Chief Executive Officer.

The interest upon the principal amount of such Debenture put to the Corporation will cease to be payable from and after the Put Date unless payment of the Total Put Price is not made on presentation for surrender of such Debenture at the above-mentioned office on or after the Put Date or prior to the setting aside of the Total Put Price pursuant to the Debenture.

Schedule “F”
Form of U.S. Tax Compliance Certificate
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to the Debenture dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Debenture”), of CONTANGO ORE, INC.

[Pursuant to the provisions of Section [    ] of the Debenture, the/The] undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Debentures in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) (iii) it is not a “10 percent shareholder” of the Corporation within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Corporation as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Corporation with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Corporation, and (2) the undersigned shall have at all times furnished the Corporation with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Debenture and used herein shall have the meanings given to them in the Debenture.

[NAME OF LENDER]

By:_________________________________
Name:
Title:

Date:  ________ __, 20[  ]